2023 Q3 Earnings Presentation November 9, 2023 Exhibit 99.2

Important Information Cautionary Statement Regarding Forward-Looking Statements This presentation contains forward-looking statements. The matters discussed in this presentation, as well as in future oral and written statements by management of Portman Ridge Finance Corporation (“PTMN”, “Portman Ridge” or the “Company”), that are forward-looking statements are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Forward-looking statements relate to future events or our future financial performance and include, but are not limited to, projected financial performance, expected development of the business, plans and expectations about future investments, our contractual arrangements and relationships with third parties, the ability of our portfolio companies to achieve their objectives, the ability of the Company’s investment adviser to attract and retain highly talented professionals, our ability to maintain our qualification as a regulated investment company and as a business development company, our compliance with covenants under our borrowing arrangements, and the future liquidity of the Company. We generally identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," “outlook”, "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar words. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Forward-looking statements are subject to change at any time based upon economic, market or other conditions, including with respect to the impact of the COVID-19 pandemic and its effects on the Company and its portfolio companies’ results of operations and financial condition. More information on these risks and other potential factors that could affect the Company’s financial results, including important factors that could cause actual results to differ materially from plans, estimates or expectations included herein, is included in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed quarterly report on Form 10-Q and annual report on Form 10-K, as well as in subsequent filings. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this presentation should not be regarded as a representation by us that our plans and objectives will be achieved. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required to be reported under the rules and regulations of the SEC.

Core investment income represents reported total investment income as determined in accordance with U.S. generally accepted accounting principles, or U.S. GAAP, less the impact of purchase price discount accounting in connection with the Garrison Capital Inc. (“GARS”) and Harvest Capital Credit Corporation (“HCAP”) mergers. Portman Ridge believes presenting core investment income and the related per share amount is useful and appropriate supplemental disclosure for analyzing its financial performance due to the unique circumstance giving rise to the purchase accounting adjustment. However, core investment income is a non-U.S. GAAP measure and should not be considered as a replacement for total investment income and other earnings measures presented in accordance with U.S. GAAP. Instead, core investment income should be reviewed only in connection with such U.S. GAAP measures in analyzing Portman Ridge’s financial performance. Net leverage is calculated as the ratio between (A) debt, excluding unamortized debt issuance costs, less available cash and cash equivalents, and restricted cash and (B) NAV. Portman Ridge believes presenting a net leverage ratio is useful and appropriate supplemental disclosure because it reflects the Company’s financial condition net of $33.7 million and $35.4 million of cash and cash equivalents and restricted cash for the quarters ended September 30, 2023 and June 30, 2023, respectively. However, the net leverage ratio is a non-U.S. GAAP measure and should not be considered as a replacement for the regulatory asset coverage ratio and other similar information presented in accordance with U.S. GAAP. Instead, the net leverage ratio should be reviewed only in connection with such U.S. GAAP measures in analyzing Portman Ridge’s financial condition. Q3’23 Highlights Third Quarter 2023 Highlights Total investment income for the third quarter of 2023 was $18.6 million, a decrease of $0.4 million as compared to $19.0 million for the third quarter of 2022 and a decrease of $1.0 million as compared to $19.6 million for the second quarter of 2023. Core investment income(1), excluding the impact of purchase price accounting, for the third quarter of 2023 was $18.3 million, an increase of $0.7 million as compared to $17.6 million for the third quarter of 2022 and a decrease of $0.9 million as compared to $19.2 million for the second quarter of 2023. Net investment income ("NII") for the third quarter of 2023 was $7.2 million ($0.75 per share), a decrease of $1.2 million as compared to $8.4 million ($0.87 per share) for the third quarter of 2022 and a decrease of $0.7 million as compared to $7.9 million ($0.83 per share) for the second quarter of 2023. Total shares repurchased in open market transactions under the Renewed Stock Repurchase Program during the quarter ended September 30, 2023 were 60,559 shares at an aggregate cost of approximately $1.2 million. Total investments at fair value as of September 30, 2023 was $500.4 million; when excluding CLO funds, Joint Ventures, and short-term investments, these investments are spread across 26 different industries and 101 different entities with an average par balance per entity of approximately $3.3 million. Weighted average contractual interest rate on our interest earning Debt Securities Portfolio as of September 30, 2023 was approximately 12.3%. Non-accruals on debt investments, as of September 30, 2023, were eight debt investments representing 1.6% and 3.6% of the Company’s investment portfolio at fair value and amortized cost, respectively. Net asset value (“NAV”) for the third quarter of 2023 was $214.8 million ($22.65 per share), an increase of $0.11 per share as compared to $215.0 million ($22.54 per share) for the second quarter of 2023. The increase in NAV per share, despite net asset value decreasing slightly, was predominately driven by the repurchase of 60,559 shares during the third quarter. Par value of outstanding borrowings, as of September 30, 2023, was $321.5 million with an asset coverage ratio of total assets to total borrowings of 166%. On a net basis, leverage as of September 30, 2023 was 1.34x(2) compared to net leverage of 1.39x(2) as of June 30, 2023. Increased Stockholder distribution from $0.67 in the fourth quarter of 2022 to $0.69 in the fourth quarter of 2023. Including the distribution subsequent to the announcement of full year 2022 earnings results, total stockholder distributions for 2023 amount to $2.75 per share.

Financial Highlights Core investment income represents reported total investment income as determined in accordance with U.S. generally accepted accounting principles, or U.S. GAAP, less the impact of purchase price discount accounting in connection with the GARS and HCAP mergers. Portman Ridge believes presenting core investment income and the related per share amount is useful and appropriate supplemental disclosure for analyzing its financial performance due to the unique circumstance giving rise to the purchase accounting adjustment. However, core investment income is a non-U.S. GAAP measure and should not be considered as a replacement for total investment income and other earnings measures presented in accordance with U.S. GAAP. Instead, core investment income should be reviewed only in connection with such U.S. GAAP measures in analyzing Portman Ridge’s financial performance. Core net investment income represents reported total net investment income as determined in accordance with U.S. generally accepted accounting principles, or U.S. GAAP, less the impact of purchase price discount accounting in connection with the GARS and HCAP mergers, while also considering the impact of accretion from these mergers on expenses, such as incentive fees. Portman Ridge believes presenting core net investment income and the related per share amount is useful and appropriate supplemental disclosure for analyzing its financial performance due to the unique circumstance giving rise to the purchase accounting adjustment. However, core net investment income is a non-U.S. GAAP measure and should not be considered as a replacement for total net investment income and other earnings measures presented in accordance with U.S. GAAP. Instead, core net investment income should be reviewed only in connection with such U.S. GAAP measures in analyzing Portman Ridge’s financial performance. See slide 8 for a presentation of Reported net investment income in comparison to Core net investment income and a reconciliation thereof.

3 month SOFR per Bloomberg as of October 30, 2023. As of September 30, 2023, approximately 98% of our floating rate assets were on SOFR contract. If all floating rate assets as of 9/30 were reset to current 3 month benchmark rates (5.64% for LIBOR and 5.38% for SOFR), we would expect to generate an incremental ~$75k of quarterly income. Rising Rates (1)

Over the last three years, Portman has experienced an average of $1.3 million in income related to repayment / prepayment activity as compared to the current quarter of $0.4 million. Limited Repayment Activity

All per share information assumes the ending 9/30/2023 share count, including Q3 2023. The below analysis begins with Q3 2023 net investment income and assumes no other changes to the portfolio (including accrual status of each portfolio company), investment income, professional expenses or administrative expenses other than the following: Current benchmarks assumes that all assets and liabilities that have LIBOR based contracts are reset at 5.64% plus applicable spreads and all assets and liabilities that have SOFR based contracts are reset at 5.38% plus applicable spreads beginning on October 1, 2023. NII Per Share Bridge

Core Earning Analysis Core net investment income represents reported total net investment income as determined in accordance with U.S. generally accepted accounting principles, or U.S. GAAP, less the impact of purchase price discount accounting in connection with the GARS and HCAP mergers, while also considering the impact of accretion from these mergers on expenses. Portman Ridge believes presenting core net investment income and the related per share amount is useful and appropriate supplemental disclosure for analyzing its financial performance due to the unique circumstance giving rise to the purchase accounting adjustment. However, core net investment income is a non-U.S. GAAP measure and should not be considered as a replacement for total net investment income and other earnings measures presented in accordance with U.S. GAAP. Instead, core net investment income should be reviewed only in connection with such U.S. GAAP measures in analyzing Portman Ridge’s financial performance.

Net Asset Value Rollforward Net leverage is calculated as the ratio between (A) debt, excluding unamortized debt issuance costs, less available cash and cash equivalents, and restricted cash and (B) NAV. Portman Ridge believes presenting a net leverage ratio is useful and appropriate supplemental disclosure because it reflects the Company’s financial condition net of $33.7 million, $35.4 million, and $46.1 million of cash and cash equivalents and restricted cash for the quarters ended September 30, 2023, June 30, 2023, and March 31, 2023, respectively. However, the net leverage ratio is a non-U.S. GAAP measure and should not be considered as a replacement for the regulatory asset coverage ratio and other similar information presented in accordance with U.S. GAAP. Instead, the net leverage ratio should be reviewed only in connection with such U.S. GAAP measures in analyzing Portman Ridge’s financial condition.

As of September 30, 2023. Figures shown do not include short term investments, CLO holdings, F3C JV or Series A-Great Lakes Funding II LLC, and derivatives. Shown as % of debt and equity investments at fair market value. Current Portfolio Profile(1) Diversified Portfolio of Assets Diversification by Borrower(2) Asset Mix(2) Industry Diversification(2) 101 Debt + Equity Portfolio Investee Companies $3.3mm / 1% Average Debt Position Size U.S Centric Investments: Nearly 100% US-Based Companies Focus on Non-Cyclical Industries with High FCF Generation Credit quality has been stable to improving during the rotation period Top 5 Borrowers, 18.5%

For comparability purposes, portfolio trends metrics exclude short-term investments and derivatives. Excludes select investments where the metric is not applicable, appropriate, data is unavailable for the underlying statistic analyzed Includes assets purchased from affiliate of HCAP’s former manager in a separate transaction. CLO holdings and Joint Ventures are excluded from investment count. Excluding non-accrual and partial non-accrual investments and excluding CLO holdings and Joint Ventures. Portfolio Trends(1)(2)

Based on FMV. As of September 30, 2023, eight of the Company’s debt investments were on non-accrual status and represented 1.6% and 3.6% of the Company’s investment portfolio at fair value and amortized cost, respectively Credit Quality

At Fair Value. Does not include activity in short-term investments and derivatives. Portfolio Composition (1)

M&A Value Realization 1. Includes the full realization of Surge Hippodrome on October 4, 2023. Our track record demonstrates BC Partners’ ability to efficiently realize the value of legacy portfolios acquired while rotating into BC Partners’ sourced assets OHAI GARS HCAP (1)

Appendix

Balance Sheet

During the three and nine months ended September 30, 2023, the Company received $117.8 thousand and $610.2 thousand, respectively of non-recurring fee income that was paid in-kind and included in this financial statement line item. Income Statement

Cash and Cash Equivalents Unrestricted cash and cash equivalents totaled $14.9 million as of September 30, 2023 Restricted cash of $18.8 million as of September 30, 2023 Debt Summary As of September 30, 2023, par value of outstanding borrowings was $321.5 million; there was $41 million of available borrowing capacity under the Senior Secured Revolving Credit Facility and no available borrowing capacity under the 2018-2 Secured Notes. Corporate Leverage & Liquidity

The Company completed a Reverse Stock Split of 10 to 1 effective August 26, 2021, the distribution per share amounts have been adjusted retroactively to reflect the split for all periods presented. Regular Distribution Information (1)